Exhibit B-2

                        NUCLEAR MANAGEMENT COMPANY, LLC
                        MASTER EMPLOYEE LEASE AGREEMENT
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                  This MASTER  EMPLOYEE LEASE AGREEMENT is made and entered into as of April ___, 1999, by ALLIANT ENERGY, INC. ("Employer") and NUCLEAR MANAGEMENT COMPANY, LLC, a Wisconsin limited liability company ("NMC").

                                 R E C I T A L S

                  WHEREAS,

     A. NMC was formed for the purpose of providing services to nuclear power generating facilities, which facilities are owned by members or affiliates of the members of NMC.

     B.    For  purposes  of  this   Agreement,    Employer  is  Alliant  Energy
Inc. referred to in the Subscription Agreement entered into on February 24, 1999 between NMC and Employer (the "Subscription Agreement").

     C. Workers needed by NMC to perform services contracted for by client nuclear power generating facilities pursuant to "services agreements" entered into between such entities (referred to as "Contracting Owners") and NMC may be leased by NMC from Employer. The terms and conditions of the leasing arrangement for each leased employee are set forth in this Agreement. NMC shall also enter into identical Employee Lease Agreements with other Owners (referred to herein as "Participating Employers"), and such Agreements shall be uniformly applied to all Employers and leased employees by NMC.

     D. Employer wishes to lease to NMC and NMC wishes to lease from Employer, certain employees pursuant to this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, contained herein, NMC and Employer, intending to be legally bound, hereby agree as follows:

1.   LEASE OF WORKERS.
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          1.1    Leased  Workers.  During the term and subject to the provisions
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     of this  Agreement,  Employer shall lease to NMC pursuant to this Agreement certain of its employees, selected in consultation with NMC and reasonably acceptable to NMC and Employer (such workers are referred to herein as the "Leased Workers"). For all purposes of this Agreement, references to Leased Workers with respect to any Employer shall refer only to those employees of an Employer who have been assigned to work for NMC subject to this Agreement.

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          1.2    Payment and Employment  Policies.  Employer shall, with respect
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     to its Leased  Workers,  have sole  responsibility  for (i)  assignment  of general duties of employment, (ii) establishment and payment of all wages, salaries and other forms of compensation, (iii) payment of all payroll, social security and unemployment taxes, and (iv) establishing personnel policies and employee benefit programs for Leased Workers. Employer shall provide the same benefits to the Leased Workers as Employer provides to other employees of Employer with similar or comparable positions. Employer shall use its reasonable diligent efforts to ensure that the Leased Workers perform their services solely in the best interests of NMC. [Subject to the overall direction and control of Employer, NMC shall have the authority to direct the Leased Workers with respect to the performance by Leased Workers of their specific services to 984913710NMC.] It is mutually agreed by Employer and NMC that the performance of duties by Leased Workers for Contracting Owners is an integral component of the common business plan of NMC and Employer.

          1.3     Employment  of  Leased  Workers.   Employer  shall  have  full
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     responsibility  and  authority  for  decisions  regarding   termination  of
     employment and reassignment of a Leased Worker from the service of NMC. In the event that NMC provides reasonable evidence to Employer that the performance of a Leased Worker is unsatisfactory or NMC notifies Employer that the services of a Leased Worker are no longer needed, then Employer shall remove the employee from Leased Worker status. In the event NMC requests the removal of a Leased Worker, or in the event of the resignation, retirement or other termination of services for NMC by a Leased Worker, such Leased Worker shall be reassigned to Employer, which shall be responsible for taking any action with respect to such Leased Worker's employment by Employer. Employer reserves the right to be present and to direct employer response with respect to its Leased Employees at any
     audits  or   inspections  by   governmental   agencies,   insurers,   labor
     organizations, media, or other third party.

          1.4    Health,  Safety, and Workplace Hazards. Employer assigns to NMC
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     the right of direction  and control over  management of safety,  risk,  and hazard control at the work sites affecting its Leased Workers. Employer shall, however, manage workers' compensation claims, claims filing, and related procedures. NMC is responsible for submitting to Employer all reports of accidents and injuries and other material human resource and employee relations matters affecting Leased Workers which come to its attention within twenty-four (24) hours after NMC becomes aware of the occurrence. NMC shall work with Contracting Owners to minimize workplace hazards (including not only physical hazards but also other matters of regulatory compliance, such as workplace harassment) and to reasonably reduce health and safety related risks and costs (including without limitation return-to-work programs and modified duty positions).

          1.5    No Contract of Employment. The assignment of a Leased Worker to
                 -------------------------
     NMC by Employer shall not be deemed, or construed, to be an express or implied contract of Employment between NMC and a Leased Worker or between an Employer and a Leased Worker, nor shall such arrangement alter in any way the terms and conditions of the Leased Worker's employment by Employer, including without limitation, Employer's employment at will policy, which policy shall continue to apply to a Leased Worker during the period the Leased Worker provides services to NMC, to the same extent applicable immediately prior to such assignment of the Leased Worker to NMC.

          1.6    Relationship of Parties.  The relationship between Employer and
                 -----------------------
     NMC for purposes of this Agreement shall be that of an independent contractor and not of employment, partnership, or joint venture, and except to the extent required to enable Employer to perform its duties hereunder, or as otherwise provided in the Services Agreement, neither party is an agent of the other. Leased Workers shall be employees of Employer and not employees of NMC. By entering into this Agreement, neither party to this Agreement is, in any way, assuming any liabilities, debts or obligations of the other party whether now existing or hereafter created.

2.   PAYMENT FOR LEASED WORKERS.
     --------------------------

          2.1    Payment Terms. Unless other invoicing intervals are agreed upon
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     in writing by the parties,  on or before the fifteenth day of each calendar month, Employer shall issue an invoice to NMC specifying the Employee Reimbursable Amount (as defined in Section 2.2 below) for the immediately preceding calendar month. NMC shall pay the Employee Reimbursable Amount specified in each invoice within sixty (60)) days after receipt of such invoice.

          2.2    Employee  Reimbursable Amount. The term "Employee  Reimbursable
                 -----------------------------
     Amount" for any period is an amount equal to the costs paid or expenses accrued (as hereafter provided) by Employer during such period for the employment by Employer of Leased Workers while in service to NMC as Leased Workers, including, without limitation, the cost of (i) salaries, wages and incentive, vacation, holiday, and sick pay, (ii) Employer paid social security taxes, medicare taxes, and other payroll taxes, (iii) long-term disability benefits, short-term disability benefits, group term life insurance, accidental death and disability insurance, business travel accident insurance, and group health, dental, or vision plans; provided, however, that costs associated with any self-funded welfare benefit plan shall be determined taking into account the Employer's overall experience with all of its employees covered by the same plan or program, (iv) other employee welfare benefits, fringe benefits, or perquisites, including but not limited to benefits under any employee welfare benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), reimbursed moving expenses or relocation expenses, supplemental unemployment compensation plan benefits, or any other fringe benefit arrangement which does not constitute an employee benefit plan, or Employer costs under any employment agreement not otherwise described in this
     Section 2.2 which have been disclosed to NMC, (v) ad hoc severance pay to Leased Workers whose services to NMC are terminated at the request of NMC, which pay is attributable to service as a Leased Worker, (vi) Employer contributions to any tax-qualified defined contribution plan on behalf of

     Leased Workers (other than employee pretax deferral amounts included in (i) above, as wages) and a proportionate share of Employer paid administration costs, (vii) Employer provided benefits under any tax-qualified defined benefit pension plan and a proportionate share of Employer paid administration costs, (viii) post-retirement welfare benefits, (ix) any other government charges relating to the employment of the Leased Workers,
     (x) amounts paid for the insurance coverage required under Section 7 below, and (xi) expenses of complying with and administering any collective bargaining agreement with respect to Leased Workers. This section is intended to describe reimburseable costs associated with salary and benefits of Leased Workers and does not describe all reimburseable costs for which Employer/Contracting Owner may charge to NMC pursuant to the terms of the Services Agreement.

          2.3    Exclusions From Employee  Reimbursable Amount.  Notwithstanding
                 ---------------------------------------------
     the provisions of Section 2.2 above, the term Employee Reimbursable Amount shall not include costs accrued with respect to any part of the costs listed in Section 2.2 which are attributable to a change in the terms of employment or employee benefit plans or practices applicable to any Leased Worker from those in affect on the date immediately preceding the first date on which such Leased Worker is a "Leased Worker" subject to this Agreement, other than changes which are consistent with changes also applied to other employees of Employer in the same or comparable positions and/or changes required under any existing or future collective bargaining agreement. To the extent that a Leased Worker performs services for NMC for less than a full year, or less than all of the hours worked by that Leased Worker during the year, the Employee Reimbursable Amount shall be adjusted to reflect the costs paid or expenses accrued with respect to a Leased Worker during the period and for the amount of the time the Leased Worker provides services to NMC. NMC shall not have any liability to a Leased Worker in respect of compensation or benefits provided by the Employer. The sole liability of NMC under this Agreement shall be to reimburse the Employer for the costs paid or expenses accrued by an Employer with respect to the items listed in Section 2.2 for the period that a Leased Worker provides services to NMC consistent with Sections 1.3(b), 2.3(d), 3.1, 3.5 and 4.6 (d) of the Services Agreement. In the event that a Leased Worker ceases to perform services for NMC for any reason, or in the event of the expiration or termination of this Agreement, NMC shall be responsible only for reimbursing the Employer for the costs paid or expenses accrued in respect of the items in Section 2.2 above through the date that a Leased Worker ceases to provide services for NMC, the expiration or termination of NMC or this Agreement, as the case may be.

          2.4    Reimbursement  Amount Issues.  Sections 2.2 and 2.3 above shall
                 ----------------------------
     be interpreted consistent with the guidelines set forth in such Sections, as modified from time to time by mutual written agreement of the parties hereto. NMC may obtain from Employer, and Employer shall provide to NMC, on request, whatever information NMC deems appropriate to establish the correctness of each invoice submitted to NMC by Employer under this Agreement. If Employer disputes any amount shown on an invoice, it shall nevertheless pay the amount indicated, subject to refund with interest, and the parties shall promptly seek to resolve the disputed amount.

3.   MAINTENANCE OF RECORDS.
     ----------------------

            NMC and Employer shall each have the following rights with respect to the maintenance of records and the following rights with respect to the inspection of the records maintained by the other:

                  i. NMC shall maintain accurate records of all hours worked by each Employee in such form as Employer shall reasonably request and, at such times as Employer shall reasonably request, NMC shall furnish such records to Employer.

                  ii. All business records and information relating to the business activities of either NMC or Employer shall, except as provided in the NMC Operating Agreement, be the property of that party.

                  iii. Each of NMC and Employer shall safeguard all records maintained by it pursuant to this Agreement for a period of six years, or if longer, as required by applicable law.


                        Employer will give NMC and its counsel, auditors and other authorized representatives reasonable access to Employer's books and records relating to Leased Workers, including, without limitation, correspondence, accounting records, personnel files, and legal complaints, upon reasonable notice and during normal business hours, as NMC may, in its reasonable discretion, determine is necessary for the performance of its duties hereunder; provided, however, that any review of Employer's books and records pursuant to this Section 3 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of Employer.

4.   INCORPORATION BY REFERENCE.
     --------------------------

                  Sections  3.5,  4.5,  4.6,  Article 5,  Article 6,  Article 7,
Article 8, Article 9, Article 11 and Article 12 of the Services Agreement are hereby incorporated by reference and made a part 984913881hereof.

5.   INSURANCE.
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            Employer  shall  obtain and  maintain  general  liability,  worker's compensation and casualty insurance, including insurance for any claims, losses, costs and expenses incurred in connection with the injury or death of any of its Leased Workers pursuant to this Agreement and insurance for claims, losses, costs and expenses incurred in connection with the damage or destruction of the property of NMC caused by a Leased Worker. Such insurance shall be for amounts and from insurers reasonably acceptable to NMC and, in the case of liability insurance (including automobile liability insurance), shall (to the extent commercially reasonable) name NMC as additional named insured persons. Upon request by NMC, Employer shall from time to time, deliver to NMC a certificate of insurance confirming that the insurance coverage contemplated under this
Section 5 is in place.

6.   EMPLOYER NOT FIDUCIARY.
     ----------------------

            Nothing set forth in this Agreement shall be deemed to constitute Employer a fiduciary of NMC.

7.   COMPLIANCE WITH EMPLOYMENT LAWS.
     -------------------------------

          7.1    Employer  Warranty of Compliance  with  Employment  Laws. As an
                 --------------------------------------------------------
     inducement to NMC to enter into this Agreement, Employer represents, warrants and covenants that Employer has complied and will continue to comply in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances applicable to its Leased Workers, their employment by Employer, their performance of services for NMC to the extent that Employer has exclusive control over a matter or supervises a Leased Worker with respect to a matter, including without limitation, those relating to wages, hours, payment of social security, withholding and other taxes, workers' compensation insurance, labor and employment relations, and employment discrimination.

          7.2    NMC  Warranty  of  Compliance  with  Employment   Laws.  As  an
                 ------------------------------------------------------
inducement to Employer to enter into this Agreement, NMC represents, warrants and covenants that NMC will comply in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances applicable to NMC with respect to its direction or supervision of activities of the Leased Workers and their services hereunder.

8.   MISCELLANEOUS PROVISIONS.
     ------------------------

          8.1    Change in Ownership of Employer. Employer shall give NMC prompt
                 -------------------------------
     written notice of any material change in the management, ownership or control of Employer.

          8.2    Third  Party  Beneficiaries. This  Agreement  is solely for the
                 ---------------------------
     benefit of NMC and Employer and no  provision  of this  Agreement  shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          8.3    Additional  Documents.  Each of Employer and NMC shall,  at any
                 ---------------------
     time after the execution of this Agreement, sign, execute and deliver all such documents and instruments and do or cause to be done all such other acts or things as may be necessary to carry out the intent and provisions of this Agreement.

          8.4    Counterparts.  This Agreement may be executed in counterparts,
                 ------------
     each of which shall be deemed an original, but all of which together shall constitute one (1) and the same document.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                    NUCLEAR MANAGEMENT COMPANY, LLC



                                    By
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                                    Its
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                                    EMPLOYER


                                    By
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                                    Its
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